AMENDMENT NO. 8
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated October 15, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Lincoln Life & Annuity Company of New York, a New York life insurance company, and Lincoln Financial Distributors, Inc., is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     The Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and
     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Attest:	/s/ Cynthia A. Rose		By:	/s/ Daniel J. Hayes

	Name:	Cynthia Rose		Name:	Daniel J. Hayes
	Title:			Title:	Vice President

LINCOLN FINANCIAL DISTRIBUTORS, INC.

Attest:	/s/ Linda Woodward		By:	/s/ Tom O’Neill

	Name:	Linda Woodward		Name:	Tom O’Neill
	Title:			Title:	COO

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